Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”), is dated as of July 5, 2021, by and between Patterson-UTI Energy, Inc., a Delaware corporation (“Parent”), and the holder of securities of Pioneer Energy Services Corp., a Delaware corporation (the “Company”), executing this Agreement on the signature page hereto (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company, Parent, Crescent Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub Inc.”), and Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (“Merger Sub LLC”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time (other than any Restricted Amendments), the “Merger Agreement”) providing for, among other things, (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity, and (ii) immediately following such merger, the merger of such surviving entity with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (such mergers, the “Mergers”), in each case, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Holder is the Beneficial Owner of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and the principal amount of the 5.00% Convertible Senior Unsecured PIK Notes due 2025 of the Company (the “Convertible Notes”) set forth on the Holder’s signature page hereto (collectively, and together with any Senior Notes Beneficially Owned by such Holder until the Third Supplemental Indenture has become binding and in full force and effect, the “Covered Securities”);

WHEREAS,  each Holder (a “Senior Notes Holder”) who is the Beneficial Owner of any of the Company’s Senior Secured Floating Rate Notes due 2025 (the “Senior Notes”) issued under that certain Indenture dated May 29, 2020, as amended by that certain First Supplemental Indenture dated as of March 3, 2021, and by that certain Second Supplemental Indenture dated as of May 11, 2021 (as so amended, the “Senior Notes Indenture”), has also set forth on the Holder’s signature page hereto the principal amount of the Senior Notes of which the Holder is the Beneficial Owner;

WHEREAS, Parent desires that the Senior Notes Holders commit and agree to consent to and approve the Third Supplemental Indenture to the Senior Notes Indenture in the form attached hereto as Exhibit A (the “Third Supplemental Indenture”) in order to facilitate the Mergers;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Covered Securities; and

WHEREAS, Parent desires that the Holder agree, and the Holder is willing to agree, subject to the limitations and other provisions herein, not to Transfer any of its Covered Securities and to vote its Covered Securities in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article I
GENERAL

1.1Definitions.  This Agreement is one of the “Voting and Support Agreements” as defined in the Merger Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.  In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” shall mean, as to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person and, in respect of the Holder, any investment fund, vehicle, holding company or separately managed account, in each case, for which the Holder, the discretionary manager or advisor of such Holder, or any Affiliate of the Holder serves as the general partner, managing member or discretionary manager or advisor; provided that limited partners, non-managing members or other similar direct or indirect investors in the Holder (in their capacities as such) shall not be deemed to be Affiliates of the Holder; provided, further, that the Holder shall not be deemed to be an Affiliate of Parent or the Company or any of their respective Subsidiaries for purposes of this Agreement and neither Parent, the Company nor any of their respective Subsidiaries shall be deemed to be Affiliates of the Holder for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).  For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.  Notwithstanding anything to the contrary herein, a Person shall not be deemed to be a member of a “group” with any other Person for purposes of this definition of “Beneficial Own” or “Beneficial Ownership” solely on account of being party to this Agreement.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Documents” has the meaning set forth in Section 3.1.

“Convertible Notes” has the meaning set forth in the Recitals.

“Covered Securities” has the meaning set forth in the Recitals.

“Holder” has the meaning set forth in the Preamble.

“Holder Related Party” has the meaning set forth in Section 7.2.

“Mergers” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1.

“Merger Sub Inc.” has the meaning set forth in the Recitals.

“Merger Sub LLC” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

“Parent Share Transfer” has the meaning set forth in Section 4.2.

“Restricted Amendments” has the meaning set forth in Section 3.1.

“Senior Notes” has the meaning set forth in the Recitals.

“Senior Notes Holder” has the meaning set forth in the Recitals.

“Senior Notes Indenture” has the meaning set forth in the Recitals.

“Termination Date” has the meaning set forth in Section 7.5.

“Third Supplemental Indenture” has the meaning set forth in the Recitals.

“Transfer” means (a) any offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Securities owned by the Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person, or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Covered Securities subject to Article III that is less than the amount of Covered Securities subject to Article III as of the date hereof.  Transfers of interests in the Holder (e.g., fund participations) shall not be deemed to be a Transfer of the Covered Securities.

Article II
AGREEMENT TO RETAIN COVERED SECURITIES

2.1Transfer and Encumbrance of Covered Securities.

(a)From the date hereof until the earlier of the Termination Date and the Effective Time, the Holder shall not, with respect to any Covered Securities Beneficially Owned by the Holder, (i) Transfer any such Covered Securities or (ii) deposit any such Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

(b)Notwithstanding Section 2.1(a), the Holder may:  (i) Transfer Covered Securities to one or more Affiliates (A) who is a party to an agreement with Parent with substantially similar terms as this Agreement or (B) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such Transfer and (ii) Transfer Covered Securities with the prior written consent of Parent (which consent may be granted or withheld by Parent in its sole discretion).

2.2Additional Purchases; Adjustments.  The Holder agrees that any additional shares of capital stock, Company Common Stock or other equity of the Company, and any additional Convertible Notes, that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires Beneficial Ownership or voting power after the execution of this Agreement and prior to the earlier of the Termination Date and the Effective Time shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Covered Securities as of the date hereof (and shall be deemed “Covered Securities” for all purposes hereof), and the Holder shall promptly notify Parent of the existence of any such acquired Covered Securities.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Covered Securities or any increase in the conversion rate of the Convertible Notes pursuant to the terms thereof, the terms of this Agreement shall apply to the resulting securities.

2.3Unpermitted Transfers; Involuntary Transfers.  Any Transfer or attempted Transfer of any Covered Securities in violation of this Article II shall, to the fullest extent permitted by applicable Law, be null and void ab initio, with no further action required by or on behalf of Parent or the Company, as applicable.  In furtherance of the foregoing, the Holder hereby agrees to authorize and instruct the Company to instruct the transfer agent or agents for the Covered Securities to enter a stop transfer order with respect to all of the Covered Securities.  If any involuntary Transfer of any of the Holder’s Covered Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

Article III
AGREEMENT TO VOTE

3.1Agreement to Vote.  Prior to the earlier of the Termination Date and the Effective Time, on and subject to the terms and conditions set forth herein, provided that the Merger Agreement has not been amended by a Restricted Amendment, the Holder irrevocably and unconditionally agrees that such Holder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of the stockholders of the Company or the holders of the Convertible Notes or with respect to any written consent of the stockholders of the Company or the holders of the Convertible Notes, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting or by written consent, all Covered Securities:

(a)in favor of the adoption of the Merger Agreement and approving any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Mergers; and

(b)against (i) any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or that is inconsistent with the Mergers or matters contemplated by the Merger Agreement, (ii) any other action that would reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement, and (iii) any change in the corporate structure, business, present capitalization or dividend policy of the Company or any amendment or other change to the Company Charter or the Company Bylaws (collectively, the “Company Documents”), except as expressly permitted pursuant to the Merger Agreement.

Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio.  If the Holder is the Beneficial Owner, but not the holder of record, of any Covered Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Covered Securities in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Covered Securities to amend, modify or waive any provision of the Merger Agreement in a manner that changes the amount or form of the consideration payable in the Mergers pursuant to the terms of the Merger Agreement (the “Merger Consideration”) or imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, provides for the payment by the Holder of any indemnification or other additional amounts, adds any additional covenants on the activities of the Holder (e.g. restrictive covenants) or extends the Outside Date (collectively, the “Restricted Amendments”).  Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Covered Securities with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner the Holder deems appropriate.

3.2Proxy.  The Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent, the executive officers of Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Covered Securities as indicated in Section 3.1 above.  The Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement prior to the Effective Time and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by the Holder with respect to the Covered Securities (and the Holder hereby represents that any such proxy is revocable).  The proxy granted by the Holder shall be automatically revoked upon the earlier of the Termination Date and the Effective Time and Parent may further terminate this proxy at any time at its sole election by written notice provided to the Holder.

3.3Effective Registration Statement on Form S-4.  Notwithstanding any provision herein to the contrary, there will be no obligation of Holder to vote Covered Securities pursuant to Section 3.1 and Covered Securities cannot be voted pursuant to the proxy in Section 3.2 unless and until after the Registration Statement on Form S-4 as contemplated in Section 5.3 of the Merger Agreement has been declared effective by the Securities and Exchange Commission.

Article IV
ADDITIONAL AGREEMENTS

4.1Waiver of Appraisal Rights; Litigation.  Unless (a) this Agreement is terminated in accordance with its terms or pursuant to Section 6.5, or (b) the Merger Agreement is amended in a manner that constitutes a Restricted Amendment, in each case without the consent of the Holder, to the fullest extent permitted by Law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL) relating to the Mergers that the Holder may have by virtue of the ownership of any Covered Securities.  The Holder further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub Inc., Merger Sub LLC or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby, or (c) alleging any failure on the part of the Company or Parent to provide information or alleging a material misstatement or omission in the information provided to such Holder in connection with the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2Parent Shares.  From the date hereof until the earlier of the Termination Date and the Effective Time, the Holder shall not (a) purchase, acquire Beneficial Ownership of, offer,

pledge, sell, contract to purchase or sell, grant or acquire any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant or acquire a security interest in, sell or purchase any option or contract to purchase or any option or contract to sell, grant or acquire any option, right or warrant to purchase, lend or otherwise acquire, transfer or dispose of (including through any hedging, derivative or other similar transaction) any economic, voting or other rights in or to shares of Parent Common Stock, or otherwise acquire, transfer or dispose of shares of Parent Common Stock, directly or indirectly, or (b) enter into any swap or other agreement that transfers or results in the acquisition of, in whole or in part, any of the economic consequences of ownership of shares of Parent Common Stock (any such transaction described in clause (a) or (b) above, a “Parent Share Transfer”).  Notwithstanding the foregoing, the restrictions set forth in this Section 4.2 shall not apply to any Parent Share Transfer to or with one or more Affiliates of the Holder (A) who is a party to an agreement with Parent with substantially similar terms as this Section 4.2 or (B) if, as a condition to such Parent Share Transfer, the counterparty agrees in writing to be bound by this Section 4.2 and delivers a copy of such executed written agreement to Parent prior to the consummation of such Parent Share Transfer.  Nothing herein prohibits Holder or any Affiliate of the Holder from taking any of the actions in this Section 4.2 to the extent such activities are in the ordinary course of such Person’s business consistent with past practice, are not related to Holder’s Beneficial Ownership in the Company or the Mergers, including where Parent Common Stock is a component of any exchange-traded fund (ETF) or similar vehicle, and are not undertaken for the purpose of affecting in any manner the trading price of shares of Parent Common Stock.

4.3Further Assurances.  The Holder agrees that, during the term of this Agreement, the Holder shall and shall cause such Holder’s controlled Affiliates to take no action that would reasonably be expected to adversely affect or delay the ability to perform the Holder’s respective covenants and agreements under this Agreement.

4.4Fiduciary Duties.  The Holder is entering into this Agreement solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees, as applicable, serving in his or her capacity as a director or officer of the Company or any of its Subsidiaries.  The taking of any actions (or failures to act) by the Holder or the Holder’s designees, as applicable, serving as a director or officer of the Company or any of its Subsidiaries (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement. For the avoidance of doubt, all action taken by a Holder hereunder shall be deemed solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and shall not be imputed to, and shall not be considered to be any action of, such designees of the Holder.

Article V
SUPPLEMENTAL INDENTURE TO SENIOR NOTES INDENTURE

5.1Amendment to Senior Notes Indenture.  Each Senior Notes Holder represents and warrants that it is the Beneficial Owner of the principal amount of Senior Notes reflected on the Senior Notes Holder’s signature page hereto.  In connection with the Mergers, the Company proposes to amend and supplement the Senior Notes Indenture as contemplated in the Third Supplemental Indenture so to allow for the Senior Notes to be repaid upon consummation of the

Mergers in a combination of cash and shares of Parent Common Stock. Holder, if a Senior Notes Holder, herein provides its consent and approval of the amendments set forth in the Third Supplemental Indenture. Holder, if a Senior Notes Holder, further hereby irrevocably agrees, as soon as practical following the date of this Agreement, (i) to coordinate with the Trustee under the Indenture, the Holder’s DTC participants and CEDE & CO as necessary, (ii) to execute and deliver any and all consents, certificates, documents, agreements and instruments, in each case as may be necessary to (x) make the Third Supplemental Indenture a valid and enforceable instrument, (y) cause the Third Supplemental Indenture to become effective and binding on the Senior Notes Holder, the Company and the trustee under the Senior Notes Indenture and (z) to amend the Senior Notes Indenture as set forth in the Third Supplemental Indenture and (iii) to cause any transferee of the Senior Notes to take the foregoing actions.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

6.1Representations and Warranties.  The Holder hereby represents and warrants as follows:

(a)Ownership.  The Holder has, with respect to the Covered Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and, subject to the limitations contained in this Agreement, to Transfer the Covered Securities.  The Covered Securities constitute all of the shares of Company Common Stock and Convertible Notes owned of record or Beneficially Owned by the Holder as of the date hereof, and all of the Covered Securities are held by the Holder free and clear of all Encumbrances, other than Encumbrances arising under the Company Documents.  Other than this Agreement and Encumbrances arising under the Company Documents, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any Person  any of the Covered Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities.

(b)Organization; Authority.  If the Holder is an entity, it is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. If the Holder is an individual, he or she has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c)No Violation.  The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or comparable organizational documents, as and if applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d)Consents and Approvals.  The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, do not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person  or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e)Absence of Litigation.  As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending, or, to the actual knowledge of the Holder, threatened in writing, against the Holder that would prevent the performance by the Holder of its obligations under this Agreement on a timely basis.

(f)Absence of Other Voting Agreements.  Except as contemplated by this Agreement, the Holder (i) has not entered into, and shall not enter into at any time prior to the earlier of the Termination Date and the Effective Time, any voting agreement or voting trust with respect to the Covered Securities and (ii) has not granted, and shall not grant at any time prior to the earlier of the Termination Date and the Effective Time, a proxy or power of attorney with respect to the Covered Securities, in either case, which is inconsistent with the Holder’s obligations pursuant to this Agreement.  None of the Covered Securities are subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Covered Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Article VII
MISCELLANEOUS

7.1No Solicitation.  The Holder agrees that such Holder shall not, and shall cause such Holder’s controlled Affiliates not to, directly or indirectly, take any of the actions listed in clauses (i) or (ii) of Section 5.2(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof that would impose more burdensome restrictions on such Holder).  The Holder shall, and shall cause such Holder’s controlled Affiliates to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal.  In addition, the Holder agrees to be subject to Section 5.2(c) of the Merger Agreement (without giving effect to any amendment or modification of such clause after the date hereof that would impose more burdensome restrictions on such Holder) as if the Holder were “the Company” thereunder.  Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 5.2 of the Merger Agreement and participates in discussions or negotiations with a Person regarding an Acquisition Proposal, the Holder or any of such Holder’s controlled Affiliates may engage in discussions or negotiations with such Person to the extent that the Company can act under Section 5.2 of the Merger Agreement.

7.2Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.  Parent acknowledges that no Holder nor any Holder Related Party has made, and Parent has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article VI.

7.3No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities.  All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Holder, and, except as provided in the Merger Agreement, Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Holder in the voting or disposition of any Covered Securities, except as otherwise expressly provided herein.

7.4Disclosure.  The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4 (including the Proxy Statement) and any other disclosure document required in connection with this Agreement, the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

7.5Termination.  This Agreement shall terminate upon the date the Merger Agreement is validly terminated in accordance with its terms (such date, the “Termination Date”).  Neither the provisions of this Section 7.5 nor the termination of this Agreement shall relieve (a) any party hereto from any liability of such party to any other party incurred prior to such termination or (b) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.  Nothing in the Merger Agreement shall relieve the Holder from any liability arising out of or in connection with a breach of this Agreement.

7.6Amendment.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

7.7Reliance.  The Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

7.8Extension; Waiver.  The parties hereto may, to the extent legally allowed:

(a)extend the time for the performance of any of the obligations or other acts of the other party hereunder;

(b)waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; or

(c)waive compliance with any of the covenants, obligations or conditions of the other party contained in this Agreement;

provided, however, that, in each case, such extension or waiver or any consent given under this Agreement shall be valid only if it is made in writing and signed by the party (or parties) against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any such right, power or privilege or the exercise of any other right power or privilege.  To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

7.9Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

7.10Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail, upon written confirmation of receipt by e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Holder, to address listed on the Holder’s signature page hereto if to Parent, to:

Patterson-UTI Energy, Inc.
10713 West Sam Houston Parkway N, Suite 800
Houston, Texas 77064
Attention:  General Counsel
E-mail: legalnotice@patenergy.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002-6117
Attention:Tull R. Florey
Email:tflorey@gibsondunn.com

7.11Interpretation.  When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement.  The term “or” is not exclusive.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

7.12No Presumption Against Drafting Party.  Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

7.13Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

7.14No Partnership, Agency or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

7.15No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement

7.16Entire Agreement.  This Agreement, the Merger Agreement (including any schedules, exhibits and amendments thereto), the Confidentiality Agreement, the Senior Notes Indenture, the Third Supplemental Indenture and the other Voting and Support Agreements and any other document or instrument referred to herein constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof and thereof.

7.17Governing Law; Venue; Waiver of Jury Trial.

(a)This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(b)Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party against any other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.18Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

7.19Specific Performance.  The parties agree that irreparable damage would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions.  Accordingly, prior to any termination of this Agreement pursuant to Section 6.5, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each party hereto accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 7.19. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.19, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.20Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

7.21Facsimile or .pdf Signature.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PATTERSON-UTI ENERGY INC.

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

HOLDER:

By:
Name:
Title (if applicable):

Number of Shares of Company Common Stock Beneficially Owned:

Principal Amount of Convertible Notes Beneficially Owned:

If applicable, Principal Amount of Senior Notes Beneficially Owned:

Address:

Attention (if applicable):

Email:

[Signature Page to the Voting and Support Agreement]